AMENDMENT

TO

ADMINISTRATIVE AGENCY AGREEMENT

THIS AMENDMENT TO ADMINISTRATIVE AGENCY AGREEMENT (this “Amendment”) is made as of ________, 2022 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (“Accounting Agent”), and INVESTMENT MANAGERS SERIES TRUST II, a Delaware statutory trust (the “Trust”), on behalf of each fund listed on Appendix A to the Agreement.

WHEREAS, the Accounting Agent and the Trust entered into an Administrative Agency Agreement, dated as of September 24, 2021 (as amended, modified and/or supplemented to date, the “Agreement;” all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement); and

WHEREAS, the Accounting Agent and the Trust desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Accounting Agent and the Trust hereby agree as follows:

1.       Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

2.       This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original. This Amendment shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy or telefax of the Amendment shall be acceptable evidence of the existence of the Amendment and the Accounting Agent shall be protected in relying on the photocopy or telefax until the Accounting Agent has received the original of the Agreement.

3.       This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4.       This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Administrative Agency Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:
Date:

INVESTMENT MANAGERS SERIES TRUST II

on behalf of and for the account of each Fund listed on Appendix A

By:
Name:
Title:
Date:

2

APPENDIX A

TO

ADMINISTRATIVE AGENCY AGREEMENT

LIST OF FUNDS

Dated as of _______, 2022

The following is a list of Funds for which Accounting Agent shall serve under the Administrative Agency Agreement dated as of September 24, 2021:

Cannabis Growth ETF

AXS Astoria Inflation Sensitive ETF

AXS Change Finance ESG ETF

AXS 2x Innovation ETF

AXS Short China Internet ETF

AXS De-SPAC ETF

AXS FOMO ETF

AXS High Yield ETF

AXS Revere Sector Opportunity ETF

AXS Short De-SPAC ETF

AXS Short Innovation ETF

AXS SPAC and New Issue ETF

AXS First Priority CLO Bond ETF

AXS High Yield ETF

AXS 2X TSLA Bear Daily ETF

AXS 2X TSLA Bull Daily ETF

AXS 2X NVDA Bear Daily ETF

AXS 2X NVDA Bull Daily ETF

AXS 2X COP Bear Daily ETF

AXS 2X COP Bull Daily ETF

AXS 2X BA Bear Daily ETF

AXS 2X BA Bull Daily ETF

AXS 2X PYPL Bear Daily ETF

AXS 2X PYPL Bull Daily ETF

AXS 2X WFC Bear Daily ETF

AXS 2X WFC Bull Daily ETF

AXS 2X PFE Bear Daily ETF

AXS 2X PFE Bull Daily ETF

AXS 2X CRM Bear Daily ETF

AXS 2X CRM Bull Daily ETF

AXS 2X NKE Bear Daily ETF

AXS 2X NKE Bull Daily ETF